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                                CONTROL AGREEMENT

DATE AND PARTIES. The date of this Control Agreement (Agreement) is 10-18-2002. The parties and their addresses are

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
SECURED PARTY: FIRST FARMERS & MERCHANTS NATIONAL BANK   DEBTOR:  THE BETTER ENERGY COMPANY, LLC
               303 EAST MAIN, PO BOX 989                          18TH & MINNESOTA, 421 W. 18TH ST.
               LUVERNE, MN  56156                                 SIOUX FALLS, SD  57105


|_|  SECURITIES INTERMEDIARY     |_|  COMMODITY INTERMEDIARY      |X|  ISSUER  HUSKER AG PROCESSING, LLC
                                                                               510 W. LOCUST ST., PO BOX 10
                                                                               PLAINVIEW, NE  68769
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1.  CONTROL

|_| Securities intermediary agrees to comply with entitlement orders originated by Secured Party without further consent by Debtor, Debtor agrees that Securities intermediary is not liable for complying with entitlement orders issued by Secured Party. Debtor retains the right to make substitutions for the Investment Property, to originate entitlement orders to Securities Intermediary, or otherwise clear with the Investment Property until Secured Party notifies Securities Intermediary in writing to the contrary, Secured Party agrees that Securities Intermediary is not liable for complying with entitlement orders before Secured Party notifies Securities Intermediary to the contrary. Debtor is not permitted to withdraw any of the Investment Property or its proceeds without Secured Party's prior written consent. Securities Intermediary will not permit any other party to obtain control of the Investment Property described in the PROPERTY DESCRIPTION section. Securities Intermediary subordinates any security interest it may have to Secured Party's security interest in the Investment Property described in the PROPERTY DESCRIPTION section.

|_| Commodity Intermediary agrees to apply any value distributed on account of the Investment Property as directed by Secured Party without further consent by Debtor, Debtor agrees that Commodity Intermediary is not liable for complying with Secured Party's' request to deal with the Investment Property, Debtor retains the right to make substitutions for the Investment Property or otherwise deal with the Investment Property until Secured Party notifies Commodity Intermediary in writing to the contrary, Secured Party agrees that Commodity Intermediary is not liable for complying with Debtor's requests to deal with the Investment Property before Secured Party notifies Commodity Intermediary to the contrary, Debtor is not permitted to withdraw any of the Investment Property or its proceeds without Secured Party's prior written consent, Commodity Intermediary will not permit any other party to obtain control of the Investment Property described in the PROPERTY DESCRIPTION section. Commodity Intermediary subordinates any security interest it may have to Secured Party's security interest in the Investment Property described in the PROPERTY DESCRIPTION section.

|X| Issuer agrees to comply with instructions originated by Secured Party without further consent by Debtor. Debtor agrees that Issuer is not liable for complying with instructions issued by Secured Party, Debtor retains the right to make substitutions for the Investment Property, to originate instructions to the Issuer, or otherwise deal with the Investment Property until Secured Party notifies Issuer in writing to the contrary, Secured Party agrees that Issuer is not liable for complying with Debtor's Instructions before Secured Party notifies Issuer to the contrary. Debtor is not permitted to withdraw any of the Investment Property or its proceeds without Secured Party's prior written consent. Issuer will not permit any other party to obtain control of the Investment Property described in the PROPERTY DESCRIPTION section. Issuer subordinates any security interest it may have to Secured Party's security interest in the Investment Property described in the PROPERTY DESCRIPTION section.

2. PROPERTY DESCRIPTION. The property subject to this Agreement includes the following Investment Property and all proceeds and products of the Investment Property, including, but not limited to, cash or stock __________, conversions, or replacements, payable on or after the date of this Agreement; (include items such as Issuer name, intermediary name, certificate or account number, number of shares, type of security, etc.)

   3,060 SHARES IN HUSKER AG PROCESSING, LLC

3. WARRANTIES.

|X| Issuer warrants that the Investment Property described in the PROPERTY DESCRIPTION section is held in good standing by Issuer and is registered in Debtor's name. Issuer is aware of no other claims to Debtor's Investment Property held by Issuer.

|_| Securities Intermediary warrants that the Investment Property described in the PROPERTY DESCRIPTION section is held in good standing by Securities Intermediary and is registered in Debtor's name. Securities Intermediary is aware of no other claims to Debtor's Investment Property held by Securities Intermediary.

|_| Commodity Intermediary warrants that the Investment property described in the PROPERTY DESCRIPTION section is held in good standing by Commodity Intermediary and is registered in Debtor's name. Commodity Intermediary is aware of no other claims to Debtor's Investment Property held by Commodity Intermediary.

4. ADDITIONAL TERMS.

6. APPLICABLE LAW. This Agreement is governed by the laws of THE STATE OF MINNESOTA
a. AMENDMENT, INTEGRATION AND SEVERABILITY. This Agreement may not be amended or modified by oral agreement. No amendment or modification of this Agreement is effective unless made in writing and executed by all parties. This Agreement is the complete and final expression of the understanding between all parties. If any provision of this Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

7. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement.

a. NOTICE. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Time is of the essence.

SIGNATURES. Each party signing this Agreement to the terms contained in this Agreement and acknowledges receipt of a copy of this Agreement.

SECURED PARTY:                  DEBTOR:

___________________________     ________________________________________________

CLIFFORD BOOM                   DAVID FICK; ARDEN FICK; MELVIN FICK; JAMES FICK
VICE PRESIDENT                  PRESIDENT; VICE PRESIDENT; SECRETARY; TREASURER
__________________________     ________________________________________________
Title                           Title

|_| SECURITIES INTERMEDIARY    |_| COMMODITY INTERMEDIARY   |X| ISSUER:


         __________________________________________________________________

         __________________________________________________________________

         Title


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Control Agreement